Exhibit 99.1

NetApp Reports First Quarter of Fiscal Year 2021 Results

Net Revenues of $1.30 Billion; Up 5% Year-over-Year

•	NetApp™ public cloud services annualized recurring revenue of $178 million, an increase of 192% year-over-year
•	All-flash array annualized net revenue run rate of $2.3 billion, an increase of 34% year-over-year
•	Billings[1] of $1.15 billion, increased 6% year-over-year
•	Completed Spot and CloudJumper acquisitions, further extending our customer value proposition in the cloud
•	$107 million returned to shareholders in cash dividend

Sunnyvale, Calif.—August 26, 2020—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2021, which ended on July 31, 2020.

“We executed well in the first quarter. Revenue, operating margin and EPS all exceeded our guidance, despite a challenging environment. Enterprises are increasingly prioritizing transformational and hybrid cloud projects, which drove our momentum as customers turn to NetApp to help them achieve these goals,” said George Kurian, chief executive officer. “We are building on a strong foundation of industry-leading data-centric software innovation, trusted customer relationships and an open-ecosystem approach that is strengthened by partnerships with the leading public cloud companies who endorse our Data Fabric Strategy. NetApp is uniquely positioned to help our customers unlock the best of cloud.”

First Quarter of Fiscal Year 2021 Financial Results

•	Net Revenues: $1.30 billion, compared to $1.24 billion in the first quarter of fiscal year 2020
•

Net Income: GAAP net income of $77 million, compared to GAAP net income of $103 million in the first quarter of fiscal year 2020; non-GAAP net income[2] of $163 million, compared to non-GAAP net income of $157 million in the first quarter of fiscal year 2020

•

Earnings per Share: GAAP net income per share[3] of $0.35 compared to GAAP net income per share of $0.42 in the first quarter of fiscal year 2020; non-GAAP net income per share of $0.73, compared to non-GAAP net income per share of $0.65 in the first quarter of fiscal year 2020

•	Cash, Cash Equivalents and Investments: $3.77 billion at the end of the first quarter of fiscal year 2021
•	Cash Provided by Operations: $240 million, compared to $310 million in the first quarter of fiscal year 2020
•	Dividend: Returned $107 million to shareholders through cash dividend

Second Quarter of Fiscal Year 2021 Financial Outlook

The company provided the following financial guidance for the second quarter of fiscal year 2021:

•Net revenues are expected to be in the range of:	$1.225 billion to $1.375 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.28 - $0.36	$0.66 - $0.74

Dividend

Next cash dividend of $0.48 per share to be paid on October 28, 2020, to shareholders of record as of the close of business on October 9, 2020.

First Quarter of Fiscal Year 2021 Business Highlights

Delivering Groundbreaking Product Innovations

•

NetApp announced the latest release of NetApp Active IQ™, which uses advanced artificial intelligence for IT operations (AIOps) to automate the proactive care and optimization of NetApp environments. It adds new interface features, new workloads, and a new customer experience.

•	NetApp announced that NetApp HCI now offers a two-node storage cluster, providing a scalable entry point for customer workloads with the latest release of NetApp Element™ 12.0 and NetApp HCI 1.8.

Strategic Acquisitions and Partnerships

•

NetApp acquired Spot to establish leadership in application-driven infrastructure (ADI), offering a portfolio of compute and storage services that monitor and analyze the needs of applications and automatically optimize cloud resources

•

NetApp acquired a leading virtual desktop infrastructure (VDI) player CloudJumper and launched the new NetApp Virtual Desktop Service, giving customers a simple and secure path to manage current environments alongside their new remote desktop.

•	NetApp and Cleondris expanded their partnership to bring to market a simple, seamless disaster recovery experience for NetApp HCI with Cleondris HCI Control Center.
•	NetApp and Commvault partnered to create a solution for backing up data with NetApp AFF and NetApp StorageGRID™ using Commvault software.
•

NetApp announced support for HashiCorp Vault Enterprise 1.3, a key manager that complies with Key Management Interoperability Protocol (KMIP) and is secure, scalable, and easy to implement for NetApp ONTAP™ software-based and hardware-based data-at-rest encryption.

•

NetApp announced a partnership with cnvrg.io, using the cnvrg.io dataset caching tool and NetApp ONTAP AI to deliver an AI and machine language (AI/ML) data science pipeline solution that is streamlined and improves productivity and efficiency.

•

The U.S. Department of Veterans Affairs expanded its NetApp FlexPod™ converged infrastructure for remote access environments, enabling additional users and services. NetApp is offering 25TB of NetApp Cloud Volumes Service for Google Cloud free of charge for 90 days for IT teams that are addressing the digital fallout of the COVID-19 pandemic.

NetApp Growth and Leadership

•	NetApp is expanding its partner-first approach with updates to the Unified Partner Program to complement and align with its partners’ business capabilities and models.
•	NetApp appointed Cesar Cernuda as president of NetApp, reporting to George Kurian and leading global go-to-market operations.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Second Quarter of Fiscal Year 2021 Financial Outlook section, and statements about the momentum of our business, customer demand for our products and services, and our unique position in the market. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation,  general global political, macroeconomic and market conditions (including the impact of the COVID-19 pandemic thereon), changes in U.S. government spending, revenue seasonality and matters specific to our business, such as the impact of the COVID-19 pandemic on the company’s business operations, financial performance and results of operations, our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings.

2Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) COVID-19 charges and (i) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

3GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it represents the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

I. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

NetApp is the leader in cloud data services, empowering global organizations to change their world with data. Together with our partners, we are the only ones who can help you build your unique data fabric. Simplify hybrid multicloud and securely deliver the right data, services and applications to the right people at the right time. Learn more at www.netapp.com.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 31, 2020	April 24, 2020

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,773	$2,882
Accounts receivable	604	973
Inventories	136	145
Other current assets	304	274
Total current assets	4,817	4,274

Property and equipment, net	737	727
Goodwill and purchased intangible assets, net	2,178	1,822
Other non-current assets	684	699
Total assets	$8,416	$7,522

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$396	$426
Accrued expenses	616	774
Commercial paper notes	150	522
Short-term deferred revenue and financed unearned services revenue	1,814	1,894
Total current liabilities	2,976	3,616
Long-term debt	2,630	1,146
Other long-term liabilities	720	714
Long-term deferred revenue and financed unearned services revenue	1,806	1,804
Total liabilities	8,132	7,280

Stockholders' equity	284	242
Total liabilities and stockholders' equity	$8,416	$7,522

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 31, 2020	July 26, 2019

Revenues:
Product	$627	$644
Software maintenance	301	250
Hardware maintenance and other services	375	342
Net revenues	1,303	1,236

Cost of revenues:
Cost of product	316	312
Cost of software maintenance	15	10
Cost of hardware maintenance and other services	100	98
Total cost of revenues	431	420
Gross profit	872	816

Operating expenses:
Sales and marketing	429	405
Research and development	233	215
General and administrative	61	71
Restructuring charges	5	21
Acquisition-related expense	8	—
Total operating expenses	736	712

Income from operations	136	104

Other income (expense), net	(32)	15

Income before income taxes	104	119

Provision for income taxes	27	16

Net income	$77	$103

Net income per share:
Basic	$0.35	$0.43

Diluted	$0.35	$0.42

Shares used in net income per share calculations:
Basic	221	239

Diluted	222	243

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	July 31, 2020	July 26, 2019
Cash flows from operating activities:
Net income	$77	$103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	49
Non-cash operating lease cost	13	13
Stock-based compensation	54	42
Deferred income taxes	—	(7)
Other items, net	25	(7)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	391	672
Inventories	9	15
Accounts payable	(29)	(195)
Accrued expenses	(186)	(277)
Deferred revenue and financed unearned services revenue	(158)	(154)
Long-term taxes payable	6	(3)
Changes in other operating assets and liabilities, net	(11)	59
Net cash provided by operating activities	240	310
Cash flows from investing activities:
Redemptions of investments, net	85	1,027
Purchases of property and equipment	(52)	(32)
Proceeds from sale of properties	6	—
Acquisitions of businesses, net of cash acquired	(350)	(56)
Other investing activities, net	—	(1)
Net cash provided by (used in) investing activities	(311)	938
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	48	54
Payments for taxes related to net share settlement of stock awards	(33)	(71)
Repurchase of common stock	—	(250)
Repayments of commercial paper notes, original maturities of three months or less, net	(370)	(219)
Issuance of debt, net of issuance costs	2,057	—
Repayments and extinguishment of debt	(589)	—
Dividends paid	(107)	(115)
Other financing activities, net	(3)	(2)
Net cash provided by (used in) financing activities	1,003	(603)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	43	(3)

Net increase in cash, cash equivalents and restricted cash	975	642
Cash, cash equivalents and restricted cash:
Beginning of period	2,666	2,331
End of period	$3,641	$2,973

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

	Q1 FY'21	Q4 FY'20	Q1 FY'20

Revenues
Product	$627	$793	$644
Software Maintenance	$301	$267	$250
Hardware Maintenance & Other Services	$375	$341	$342
Hardware Maintenance Support Contracts	$307	$279	$284
Professional and Other Services	$68	$62	$58
Net Revenues	$1,303	$1,401	$1,236

Product Revenues
Total	$627	$793	$644
Software*	$311	$407	$306
Hardware*	$316	$386	$338

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation.  We have provided a breakdown of our GAAP product revenues into the software and hardware components to display the significance of software included in total product revenues.

Geographic Mix
	% of Q1 FY'21 Revenue	% of Q4 FY'20 Revenue	% of Q1 FY'20 Revenue
Americas	54%	54%	51%
Americas Commercial	43%	43%	38%
U.S. Public Sector	12%	11%	13%
EMEA	29%	32%	33%
Asia Pacific	16%	14%	16%

Pathways Mix
	% of Q1 FY'21 Revenue	% of Q4 FY'20 Revenue	% of Q1 FY'20 Revenue
Direct	22%	23%	19%
Indirect	78%	77%	81%

Non-GAAP Gross Margins
	Q1 FY'21	Q4 FY'20	Q1 FY'20
Non-GAAP Gross Margin	68.0%	68.0%	67.2%
Product	51.4%	56.4%	53.4%
Software Maintenance	95.0%	94.4%	96.0%
Hardware Maintenance & Other Services	74.1%	74.5%	71.9%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY'21	Q4 FY'20	Q1 FY'20
Non-GAAP Income from Operations	$213	$324	$178
% of Net Revenues	16.3%	23.1%	14.4%
Non-GAAP Income before Income Taxes	$195	$307	$193
Non-GAAP Effective Tax Rate	16.4%	13.7%	18.7%

Non-GAAP Net Income
	Q1 FY'21	Q4 FY'20	Q1 FY'20
Non-GAAP Net Income	$163	$265	$157
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	222	222	243
Non-GAAP Net Income per Share, Diluted	$0.73	$1.19	$0.65

Select Balance Sheet Items
	Q1 FY'21	Q4 FY'20	Q1 FY'20
Deferred Revenue and Financed Unearned Services Revenue	$3,620	$3,698	$3,510
DSO (days)	45	63	40
DPO (days)	90	84	75
Inventory Turns	13	13	14

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY'21	Q4 FY'20	Q1 FY'20
Net Cash Provided by Operating Activities	$240	$383	$310
Purchases of Property and Equipment	$52	$24	$32
Free Cash Flow	$188	$359	$278
Free Cash Flow as % of Net Revenues	14.4%	25.6%	22.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY21	Q4'FY20	Q1'FY20

NET INCOME	$77	$196	$103
Adjustments:
Amortization of intangible assets	10	9	11
Stock-based compensation	54	35	42
Asset impairment	—	10	—
COVID-19 charges	—	3	—
Restructuring charges	5	—	21
Acquisition-related expense	8	—	—
Debt extinguishment costs	14	—	—
Income tax effects	(16)	12	(20)
Income tax expenses from integration of acquired companies	11	—	—
NON-GAAP NET INCOME	$163	$265	$157

COST OF REVENUES	$431	$460	$420
Adjustments:
Amortization of intangible assets	(10)	(9)	(11)
Stock-based compensation	(4)	(3)	(3)
NON-GAAP COST OF REVENUES	$417	$448	$406

COST OF PRODUCT REVENUES	$316	$355	$312
Adjustments:
Amortization of intangible assets	(10)	(9)	(11)
Stock-based compensation	(1)	—	(1)
NON-GAAP COST OF PRODUCT REVENUES	$305	$346	$300

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$100	$90	$98
Adjustment:
Stock-based compensation	(3)	(3)	(2)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$97	$87	$96

GROSS PROFIT	$872	$941	$816
Adjustments:
Amortization of intangible assets	10	9	11
Stock-based compensation	4	3	3
NON-GAAP GROSS PROFIT	$886	$953	$830

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY21	Q4'FY20	Q1'FY20

SALES AND MARKETING EXPENSES	$429	$389	$405
Adjustments:
Stock-based compensation	(25)	(16)	(18)
COVID-19 charges	—	(3)	—
NON-GAAP SALES AND MARKETING EXPENSES	$404	$370	$387

RESEARCH AND DEVELOPMENT EXPENSES	$233	$212	$215
Adjustment:
Stock-based compensation	(19)	(12)	(15)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$214	$200	$200

GENERAL AND ADMINISTRATIVE EXPENSES	$61	$63	$71
Adjustment:
Stock-based compensation	(6)	(4)	(6)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$55	$59	$65

RESTRUCTURING CHARGES	$5	$—	$21
Adjustment:
Restructuring charges	(5)	—	(21)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$8	$—	$—
Adjustment:
Acquisition-related expense	(8)	—	—
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$736	$664	$712
Adjustments:
Stock-based compensation	(50)	(32)	(39)
COVID-19 charges	—	(3)	—
Restructuring charges	(5)	—	(21)
Acquisition-related expense	(8)	—	—
NON-GAAP OPERATING EXPENSES	$673	$629	$652

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY21	Q4'FY20	Q1'FY20

INCOME FROM OPERATIONS	$136	$277	$104
Adjustments:
Amortization of intangible assets	10	9	11
Stock-based compensation	54	35	42
COVID-19 charges	—	3	—
Restructuring charges	5	—	21
Acquisition-related expense	8	—	—
NON-GAAP INCOME FROM OPERATIONS	$213	$324	$178

OTHER INCOME (EXPENSE), NET	$(32)	$(27)	$15
Adjustments:
Debt extinguishment costs	14	—	—
Asset impairment	—	10	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$(18)	$(17)	$15

INCOME BEFORE INCOME TAXES	$104	$250	$119
Adjustments:
Amortization of intangible assets	10	9	11
Stock-based compensation	54	35	42
Asset impairment	—	10	—
COVID-19 charges	—	3	—
Restructuring charges	5	—	21
Acquisition-related expense	8	—	—
Debt extinguishment costs	14	—	—
NON-GAAP INCOME BEFORE INCOME TAXES	$195	$307	$193

PROVISION FOR INCOME TAXES	$27	$54	$16
Adjustments:
Income tax effects	16	(12)	20
Income tax expenses from integration of acquired companies	(11)	—
NON-GAAP PROVISION FOR INCOME TAXES	$32	$42	$36

NET INCOME PER SHARE	$0.35	$0.88	$0.42
Adjustments:
Amortization of intangible assets	0.05	0.04	0.05
Stock-based compensation	0.24	0.16	0.17
Asset impairment	—	0.05	—
COVID-19 charges	—	0.01	—
Restructuring charges	0.02	—	0.09
Acquisition-related expense	0.04	—	—
Debt extinguishment costs	0.06	—	—
Income tax effects	(0.07)	0.05	(0.08)
Income tax expenses from integration of acquired companies	0.05	—	—
NON-GAAP NET INCOME PER SHARE	$0.73	$1.19	$0.65

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY21	Q4'FY20	Q1'FY20

Gross margin-GAAP	66.9%	67.2%	66.0%
Cost of revenues adjustments	1.1%	0.9%	1.1%
Gross margin-Non-GAAP	68.0%	68.0%	67.2%

GAAP cost of revenues	$431	$460	$420
Cost of revenues adjustments:
Amortization of intangible assets	(10)	(9)	(11)
Stock-based compensation	(4)	(3)	(3)
Non-GAAP cost of revenues	$417	$448	$406

Net revenues	$1,303	$1,401	$1,236

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY21	Q4'FY20	Q1'FY20

Product gross margin-GAAP	49.6%	55.2%	51.6%
Cost of product revenues adjustments	1.8%	1.1%	1.9%
Product gross margin-Non-GAAP	51.4%	56.4%	53.4%

GAAP cost of product revenues	$316	$355	$312
Cost of product revenues adjustments:
Amortization of intangible assets	(10)	(9)	(11)
Stock-based compensation	(1)	—	(1)
Non-GAAP cost of product revenues	$305	$346	$300

Product revenues	$627	$793	$644

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q1'FY21	Q4'FY20	Q1'FY20

Hardware maintenance and other services gross margin-GAAP	73.3%	73.6%	71.3%
Cost of hardware maintenance and other services revenues adjustment	0.8%	0.9%	0.6%
Hardware maintenance and other services gross margin-Non-GAAP	74.1%	74.5%	71.9%

GAAP cost of hardware maintenance and other services revenues	$100	$90	$98
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(3)	(2)
Non-GAAP cost of hardware maintenance and other services revenues	$97	$87	$96

Hardware maintenance and other services revenues	$375	$341	$342

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY21	Q4'FY20	Q1'FY20

GAAP effective tax rate	26.0%	21.6%	13.4%
Adjustments:
Income tax effects	1.0%	(7.9)%	5.3%
Income tax expenses from integration of acquired companies	(10.6)%	—%	—%
Non-GAAP effective tax rate	16.4%	13.7%	18.7%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY21	Q4'FY20	Q1'FY20
Net cash provided by operating activities	$240	$383	$310
Purchases of property and equipment	(52)	(24)	(32)
Free cash flow	$188	$359	$278

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q1'FY21	Q4'FY20	Q1'FY20
Net revenues	$1,303	$1,401	$1,236
Change in deferred revenue and financed unearned services revenue*	(158)	147	(154)
Billings	$1,145	$1,548	$1,082
* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2021

Second Quarter
Fiscal 2021

Non-GAAP Guidance - Net Income Per Share	$0.66 - $0.74

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2021:
Amortization of intangible assets	(0.07)
Stock-based compensation expense	(0.20)
Restructuring charges	(0.17)
Income tax effects	0.06
Total Adjustments	(0.38)

GAAP Guidance - Net Income Per Share	$0.28 - $0.36

   Some items may not add or recalculate due to rounding.

Press Contact:

Amelia Vierra

NetApp

1 408 822 6403

amelia.vierra@netapp.com

Investor Contact:

Lance Berger

NetApp

1 408 822 6628

lance.berger@netapp.com